Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “First Amendment”), made as of this first day of June 2018 (the “Amendment Effective Date”), is entered into by and between The KeyW Corporation, a Maryland corporation with its principal place of business at 7740 Milestone Parkway, Suite 400, Hanover, MD 21076 (“Company”) and Philip Luci, Jr. (the “Employee”).
WHEREAS, the Company and Employee entered into an Employment Agreement dated August 24, 2016, (the “Employment Agreement”) whereby the Company agreed to continue Employee’s employment upon the terms contained in the Employment Agreement; and
WHEREAS, the Company wishes to increase Employee’s compensation package; and
WHEREAS, the Company and Employee mutually wish to amend the Employment Agreement.
NOW THEREFORE, in consideration of the mutual covenants and promises contained in this First Amendment, the parties agree:

1.
Section 2.1(a) is amended by deleting the words “Two Hundred Sixty Thousand Dollars ($260,000.00) per year” and replacing them with the words “Three Hundred Twenty Thousand Dollars ($320,000.00) per year.”

2.	The annual base salary increase set forth in Section 1 of this First Amendment shall have an effective date of January 1, 2018.

3.	A new Section 2.1(c)(i) is hereby added to the Employment Agreement as follows:
(i)     Additional Long-Term Incentive Shares. If at any time prior to the fifth (5th) anniversary of the Amendment Effective Date, the closing market price of HoldCo’s registered common stock as reported on the NASDAQ Global Market (or any other market or exchange on which shares of HoldCo’s common stock are listed or registered, if not on the NASDAQ Global Market) over any thirty (30) consecutive trading days is at or greater than the Target Price Per Share set forth in this Section 2.1(c)(i) for each day in such thirty (30)-consecutive trading day period, the Company will award the Employee shares of Stock (as defined in Exhibit A of the Employment Agreement) in an amount equal to the sum of (A) the number of Additional Long-Term Incentive Shares listed next to the Target Price Per Share in this Section 2.1(c)(i) and (B) the number of Additional Long-Term Incentive Shares listed next to any lower Target Price Per Share set forth in this Section 2.1(c)(i) (“Additional Long-Term Incentive Shares”) that have not already been awarded. Once the Additional Long-Term Incentive Shares applicable to a Target Price Per Share set forth in this Section 2.1(c)(i) have been awarded, the Company shall make no future awards of Additional Long-Term Incentive Shares with respect to the applicable Target Price(s) Per Share set forth in this Section 2.1(c)(i), but the Employee shall be eligible for one or more additional grants with respect to the remaining Target Price Per Share set forth in this Section 2.1(c)(i) that were not previously achieved or exceeded. In no event will the Employee receive more than Fifty Thousand (50,000) Additional Long-Term Incentive Shares.

Target Price Per Share	Additional Long-Term Incentive Shares
$13.00	6,250
$16.00	6,250
$20.00	12,500
$25.00	12,500
$30.00	12,500

For purposes of clarity and by way of example, if the closing market price of HoldCo’s registered common stock is reported at $20.00 for thirty (30) consecutive trading days, the Company shall award the Employee 25,000 Additional Long-Term Incentive Shares (12,500 next to the $20 Target Price Per Share set forth in this Section 2.1(c)(i) plus another 12,500 for the Target Price Per Share set forth in this Section 2.1(c)(i) for $13 and $16). If prior to the fifth (5th) anniversary of the Amendment Effective Date, the closing market price of HoldCo’s registered common stock is reported at $30.00 for thirty (30) consecutive trading days, the Company shall award the Employee an additional 25,000 Additional Long-Term Incentive Shares (12,500 for $30 and 12,500 for $25). Because the Employee previously received Additional Long-Term Incentive Shares with respect to the $13, $16 and $20 Target Price Per Share as set forth in this Section 2.1(c)(i), Employee is not entitled to a second award with respect to such amounts.

4.
Anywhere in the Employment Agreement, except Section 2.1(c) of the Employment Agreement, that uses the term “Long-Term Incentive Shares,” such term shall be deemed to include “Additional Long-Term Incentive Shares.”

5.	Capitalized terms used in this First Amendment shall have the meaning assigned to such terms in the Employment Agreement unless otherwise provided in this First Amendment.

6.	Except as modified herein, the Employment Agreement and all of the terms and provisions thereof shall remain unmodified and in full force and effect as originally written.

[Signatures on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the Amendment Effective Date set forth above.

The KeyW Corporation

By: /s/ William J. Weber
Name: William J. Weber
Title: Chief Executive Officer

EMPLOYEE:

By: /s/ Philip Luci, Jr.
Name: Philip Luci, Jr.
Title: EVP & General Counsel